Artisan Partners Asset Management Inc. Reports 3Q25 Results and Quarterly Dividend
Milwaukee, WI - October 28, 2025 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter ended September 30, 2025, and declared a quarterly dividend. The full September 2025 quarter earnings release and investor presentation can be viewed at www.apam.com.
Conference Call
The Company will host a conference call on October 29, 2025, at 1:00 p.m. (Eastern Time) to discuss its results for the three and nine months ended September 30, 2025. Hosting the call will be Jason Gottlieb, Chief Executive Officer and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10202311. A replay of the call will be available until November 5, 2025, at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 4611186. An audio recording will also be available on the Company’s website.
About Artisan Partners
Artisan Partners is a global multi-asset investment platform providing a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

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